SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No._____)
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OLD LINE BANCSHARES, INC.

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OLD LINE BANCSHARES, INC.
1525 Pointer Ridge Place
Bowie, Maryland 20716
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 29, 2008, AT 5:00 P.M.
     The Annual Meeting of Stockholders of Old Line Bancshares, Inc., a Maryland corporation, will be held on May 29, 2008, at 5:00 p.m., local time, at Old Line Bancshares, Inc.’s office located at 1525 Pointer Ridge Place, Bowie, Maryland for the following purposes:
1.	To elect four directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2011, and until their successors are duly elected and qualified, and to elect one director to serve for a two-year term until the Annual Meeting of Stockholders to be held in 2010, and until his successor is duly elected and qualified.

2.	To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2008.

3.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.
     Only stockholders of record at the close of business on April 7, 2008 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
     Accompanying this notice is a proxy statement and proxy form. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to Old Line Bancshares, Inc., by executing a proxy bearing a later date, or by attending the meeting and voting in person.
     You are cordially invited to attend the meeting in person.

By Order of the Board of Directors,
/s/ Christine M. Rush
Christine M. Rush, Secretary

Bowie, Maryland
April 17, 2008

OLD LINE BANCSHARES, INC.
1525 Pointer Ridge Place
Bowie, Maryland 20716
PROXY STATEMENT
Annual Meeting of Stockholders to be held on
May 29, 2008 at 5:00 P.M.
INTRODUCTION
     This Proxy Statement is furnished on or about April 17, 2008 to stockholders of Old Line Bancshares, Inc. in connection with the solicitation of proxies by Old Line Bancshares, Inc.’s Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice (the “Annual Meeting”) and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in the accompanying notice of annual meeting of stockholders.
     This proxy material is being sent to Old Line Bancshares, Inc.’s stockholders on or about April 17, 2008. Old Line Bancshares, Inc.’s annual report on Form 10-K, including financial statements for the year ended December 31, 2007 has been mailed to all stockholders with this proxy material.
SOLICITATION AND REVOCATION OF PROXIES
     The enclosed proxy is solicited by the Board of Directors of Old Line Bancshares, Inc. The Board of Directors selected Charles Bongar and Nancy Gasparovic or either of them, to act as proxies with full power of substitution. The proxy is revocable at any time prior to or at the Annual Meeting by written notice to Old Line Bancshares, Inc., by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person. A written notice of revocation of a proxy should be sent to the Secretary, Old Line Bancshares, Inc., 1525 Pointer Ridge Place, Bowie, Maryland 20716, and will be effective if received by the Secretary prior to the Annual Meeting. The presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.
     In addition to solicitation by mail, officers and directors of Old Line Bancshares, Inc. may solicit proxies personally or by telephone. Old Line Bancshares, Inc. will not specifically compensate these persons for soliciting such proxies. Old Line Bancshares, Inc. will bear the cost of soliciting proxies. These costs may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Old Line Bancshares, Inc. will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of Old Line Bancshares, Inc. registered in the name of nominees.
OUTSTANDING SHARES AND VOTING RIGHTS
     Stockholders of record at the close of business on April 7, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 3,907,450 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.
     The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will be necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
     Assuming a quorum is present; the affirmative vote of a plurality of the shares cast in person or represented by proxy at the Annual Meeting is required to elect the director nominees. In other words, the nominees to receive the greatest number of votes cast, up to the number of nominees up for election, will be elected. Abstentions and broker non-votes will not affect the outcome of the election of directors.
     The affirmative vote of at least a majority of all votes cast at the Annual Meeting is sufficient for the ratification of the appointment of Rowles & Company LLP. Abstentions or broker non-votes are not included in calculating votes cast with respect to this proposal and will have no effect on the outcome of this proposal.

     If your shares are held in the name of a bank, brokerage firm or other similar holder of record (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. In general, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.”
     It is anticipated that each of the two items in this proxy statement is considered a routine item for which street name shares may be voted without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common stock should be voted, the common stock represented on the proxy card will be voted in the manner described below.
     All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):
FOR the nominees for directors named below.
FOR ratification of the appointment of Rowles & Company, LLP as independent public accountants for 2008.
Proxies will be voted in the discretion of the holder on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
IT IS ANTICIPATED THAT OLD LINE BANCSHARES, INC.’S DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN AND FOR THE RATIFICATION OF THE APPOINTMENT OF ROWLES & COMPANY, LLP.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS
     The following table sets forth, as of the date of this proxy statement, information with respect to the beneficial ownership of Old Line Bancshares, Inc.’s common stock by each director, by its executive officers and by all of its directors and executive officers as a group, as well as information regarding each other person that we believe own in excess of 5% of the outstanding common stock. Unless otherwise noted below, we believe that each person named in the table has or will have the sole voting and sole investment power with respect to each of the securities reported as owned by such person.

			Total Number
			of Shares
Name of Beneficial Owner and Addresses	Number of	Number of Options	Beneficially	Percent of
of 5% Owners	Shares Owned	Owned (1)	Owned (2)	Class Owned(3)
Charles A. Bongar, Jr.(4)	26,360	4,100	30,460	0.78%
Joseph E. Burnett(5)	21,920	22,194	44,114	1.12%
Craig E. Clark(6)	86,399	4,100	90,499	2.31%
James W. Cornelsen	58,817	64,567	123,384	3.11%
John P. Davey	4,800	—	4,800	0.12%
Daniel W. Deming(7)	20,100	8,600	28,700	0.73%
James F. Dent	43,310	8,600	51,910	1.33%
Nancy L. Gasparovic	9,365	8,600	17,965	0.46%
Frank Lucente(8)	107,912	5,000	112,912	2.89%
Gail D. Manuel(9)	10,800	5,000	15,800	0.40%
John D. Mitchell(10)	11,968	8,600	20,568	0.53%
Gregory S. Proctor, Jr.	10,302	3,200	13,502	0.35%
Christine M. Rush(11)	1,900	21,394	23,294	0.59%
Suhas R. Shah	1,100	1,000	2,100	0.05%
John M. Suit, II	7,000	—	7,000	0.18%

All directors & executive officers as a group (15 people)	422,053	164,955	587,008	14.95%

Jeffrey A. Miller and Eric D. Jacobs(12) c/o Miller & Jacobs Capital, L.L.C. P.O. Box 26039, Gallows Bay Station Christiansted, Virgin Islands 00824	247,931	—	247,931	6.35%

Wellington Management Company, LLP(13) 75 State Street Boston, MA. 02109	269,800	—	269,800	6.90%

Hot Creek Capital, LLC(14) 6900 South McCarran Boulevard, Suite 3040 Reno, Nevada 89509	244,200	—	244,200	6.25%

(1)	Indicates options exercisable within 60 days of the proxy statement.

(2)	The total number of shares beneficially owned includes shares of common stock owned by the named persons as of the date of this proxy statement and shares of common stock subject to options held by the named persons that are exercisable as of, or within 60 days of, the date of this proxy statement.

(3)	The shares of common stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Includes 941 shares of common stock held for the benefit of his grandson.

(5)	Includes 1,620 shares of common stock held jointly with his spouse.

(6)	Includes 64,763 shares of common stock held jointly with his spouse. Does not include 11,329 shares owned by an individual retirement account for the benefit of his spouse. Mr. Clark disclaims beneficial ownership in such shares. Does not include 4,800 shares of common stock held in trust for the benefit of his mother-in-law. His spouse is trustee of the trust. Mr. Clark disclaims beneficial ownership in such shares.

(7)	Includes 7,840 shares of common stock held jointly with his spouse, 10,000 shares of common stock in Deming Associates, Inc. of which Mr. Deming is President and sole owner, and 1,000 shares of common stock in Livingston, Ltd. of which Mr. Deming is Vice President, Secretary and Treasurer and fifty percent owner.

(8)	Includes 5,000 shares of common stock held by Chesapeake Custom Homes, LLC, of which Lucente Enterprises, Inc. is a manager and the majority member. Does not include 13,880 shares owned by an individual retirement account for the benefit of his spouse. Mr. Lucente disclaims beneficial ownership in such shares.

(9)	Includes 1,008 shares of common stock held jointly with her spouse.

(10)	Includes 300 shares of common stock held for the benefit of his grandchildren.

(11)	Includes 360 shares of common stock held jointly with Mark O. Posten.

(12)	Mr. Jacobs and Mr. Miller have reported in a Schedule 13G/A filed with the Securities & Exchange Commission on February 14, 2008 that they indirectly own 247,931 shares of common stock as the sole managers and members of Miller & Jacobs Capital, L.L.C. which is affiliated with several investment entities, including the Acadia Master Fund I, Ltd.

(13)	Wellington Management Company, LLP has reported in a Schedule 13G/A filed with the Securities & Exchange Commission on February 14, 2007 that it may be deemed to beneficially own 269,800 shares of common stock in its capacity as investment adviser and the securities are held of record by clients of Wellington Management Company, LLP. Wellington Capital Management Company, LLC reports that it has shared voting power with respect to 202,700 shares and shared investment power with respect to all 269,800 shares.

(14)	Hot Creek Capital, LLC has reported in a Schedule 13G/A filed with the Securities & Exchange Commission on January 30, 2008 that it shares voting and investment power of 244,200 shares of common stock as the General Partner, with Hot Creek Investors, L.P. and David M. Harvey, the principal member of Hot Creek Capital, LLC.
PROPOSAL I
ELECTION OF DIRECTORS
     The Board of Directors currently has 13 directors, divided into three classes — Class A, Class B and Class C. The directors in each class are elected to serve for a three-year term and until their respective successors are duly elected and qualified.
     All of the members of Old Line Bancshares, Inc.’s Board of Directors, except Gregory S. Proctor, Jr., Suhas R. Shah, John M. Suit, II and John P. Davey have served since the incorporation of Old Line Bancshares, Inc. in April 2003.
     The Board of Directors is recommending the election of Craig E. Clark, Gail D. Manuel, Gregory S. Proctor and Suhas R. Shah as Class B directors for a term ending at the 2011 annual meeting of stockholders. The Board of Directors is also recommending the election of John P. Davey, who was appointed to the Board in March, as a Class A director for a term ending at the 2010 annual meeting of stockholders.
     All of the nominees are now directors of Old Line Bancshares, Inc. and each nominee has consented to serve as a director, if elected. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms.
     It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.
     The proxies solicited hereby, unless directed to the contrary, will be voted “For” the election as directors of all five nominees named below. In order to be elected, a plurality of the shares cast at the Annual Meeting is necessary. Abstentions and broker non-votes have no effect on the outcome of the election.
     Information regarding the nominees and the directors who will continue to serve unexpired terms, and certain information relating to them, follows.
The Board of Directors recommends that stockholders vote “FOR” the election of all nominees.
Nominees for election to the Board of Directors for a three-year term expiring in 2011:
     Craig E. Clark, 66, retired in 2006 as President of Waldorf Carpets, Inc., a wholesale and retail flooring company, which he established in 1969. Mr. Clark is a founder of Old Line Bank. He has served as Chairman of the Board of Directors of Old Line Bank

since 1994 and of Old Line Bancshares, Inc. since its incorporation in April 2003 and has served as a member of the Board of Directors of Old Line Bank since 1988. Mr. Clark resides in Lusby, Maryland.
     Gail D. Manuel, 52, is the owner and a Director of Trinity Memorial Gardens and Mausoleum in Waldorf, Maryland. She is a member of the Charles County Planning Commission, a past Board of Director of the Charles County Chamber of Commerce and past President of Charles County Zonta Club. She resides in Welcome, Maryland. She has been a member of the Board of Directors of Old Line Bank since 1994.
     Gregory S. Proctor Jr., 44, is President and Chief Executive Officer of G.S. Proctor & Associates, Inc., a Maryland registered lobbying and consulting firm, which he established in 1995. He resides in Upper Marlboro, Maryland. He has been a member of the Board of Directors of Old Line Bancshares, Inc. and Old Line Bank since 2004.
     Suhas R. Shah, CPA, 53, is a principal and member of Source One Business Services, LLC, and has served in that capacity since 1986 and is a principal and shareholder of Regan, Russell, Schickner & Shah, P.A. and has served in that capacity since 1986. Source One Business Services, LLC is located in Ellicott City, Maryland. The company provides cash flow and budgeting analysis, computer consulting, tax planning and preparation for corporations, individuals, estates and trusts, litigation support, financial forecasts and merger and acquisitions advisory services to a variety of clients. Regan, Russell, Schickner & Shah, P.A. is a certified public accounting firm located in Ellicott City, Maryland. Mr. Shah resides in Marriottsville, Maryland. He has been a member of the Board of Directors of Old Line Bancshares and Old Line Bank since January 2006.
Nominees for election to the Board of Directors for the remainder of the three-year term expiring in 2010:
     John P. Davey, 55, is the Managing Director for the Law Firm O’Malley, Miles, Nylen & Gilmore, P.A. The Firm has offices in Calverton, La Plata, and Annapolis, Maryland and the areas of concentration are administrative law and government regulatory matters; commercial and real estate transactions; and litigation of general liability, employment practices and contract dispute cases. Mr. Davey has been with the firm since 1991 and became the Managing Director in 2001. He also sits on the Board of Directors of the Greater Washington Board of Trade and also serves on the Federal City Council Executive Committee. Mr. Davey resides in University Park, Maryland.
      Continuing Directors:
     The directors whose terms have not expired are as follows:
     Term Expiring at 2009 Annual Meeting
     Charles A. Bongar, Jr., 63, is a lawyer with the firm of Andrews, Bongar, Starkey & Woodside, P.A. The firm has an office in Waldorf, Maryland. He has practiced law since 1972 and specializes in real estate transactions, estate probate, and personal injury cases. Mr. Bongar resides in LaPlata, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1993.
     Nancy L. Gasparovic, 60, is owner and operator of Title Professionals, Ltd., a real estate settlement company in LaPlata, Maryland. Ms. Gasparovic resides in Issue, Maryland. She has been a member of the Board of Directors of Old Line Bank since 1993.
     Frank Lucente, Jr., 66, is Chairman of Chesapeake Custom Homes, a suburban Maryland residential home builder and developer, and President of Lucente Enterprises, a land development holding company. Mr. Lucente resides in Tequesta, Florida. He has been a member of the Board of Directors of Old Line Bank since 2002. He has served as Vice Chairman of the Board of Directors of Old Line Bancshares and Old Line Bank since 2003.
     John M. Suit, II, 63, served as Senior Vice President for Branch Banking and Trust from 2003 through his retirement in 2006. From 1996 until 2003, Mr. Suit served as Chairman of the Board of Farmers Bank of Maryland. Mr. Suit also served as President, CEO and Director of Farmers National Bancorp and Farmers National Bank of Maryland from 1989 to 1996. Mr. Suit lives in Annapolis, Maryland. He has served on the Board of Directors of Old Line Bancshares and Old Line Bank since January 2007.

     Term Expiring at 2010 Annual Meeting
     James W. Cornelsen, 53, is the President and Chief Executive Officer of Old Line Bancshares, Inc. and Old Line Bank. He joined Old Line Bank and became a member of its Board of Directors in 1994. He has 30 years of commercial banking experience. Prior to joining Old Line Bank, Mr. Cornelsen was a Senior Vice President at Sequoia National Bank and Vice President of Commercial Lending at Citizens Bank of Maryland. Mr. Cornelsen resides in LaPlata, Maryland.
     Daniel W. Deming, 59, is a Director of Deming Associates, Inc., in Accokeek, Maryland. He also serves as a Director of Kanawha Roxalana Company, in West Virginia and is a Director of Livingston, Ltd. All three of these companies engage in various aspects of real estate. Mr. Deming resides in Accokeek, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1992.
     James F. Dent, 71, retired in 2006 as an owner and operator of a State Farm Insurance Agency that he established in 1961. He resides in LaPlata, Maryland. Mr. Dent is a founder of Old Line Bank and has served as a member of the Board of Directors of Old Line Bank since 1988.
     John D. Mitchell, Jr., 59, is the President of JCV, Inc. a petroleum equipment company located in Hughesville, Maryland. Mr. Mitchell resides in Berlin, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1992.
     The Board of Directors has determined that Directors Charles A. Bongar, Craig E. Clark, John P. Davey, Daniel W. Deming, James F. Dent, Nancy L. Gasparovic, Gail D. Manuel, John D. Mitchell, Gregory S. Proctor, Jr., Suhas R. Shah and John M. Suit, II are “independent” as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC.
BOARD MEETINGS AND COMMITTEES
     Old Line Bancshares, Inc.’s Board of Directors meets for regular meetings each month (usually the fourth Thursday of each month) and convenes additional special meetings as circumstances may require. The Board of Directors of Old Line Bancshares, Inc. and Old Line Bank met fourteen times during 2007. Each director, with the exception of Suhas Shah attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of Old Line Bancshares, Inc. and Old Line Bank of which he or she was a member during 2007. Mr. Shah was unable to attend several meetings due to a family emergency.
     The Board of Directors of Old Line Bancshares, Inc. has standing Audit, Nominating and Compensation Committees. Old Line Bank also has a number of standing committees, including the Asset & Liability Committee, Audit Committee, Compensation Committee, Loan/Loan Review Committee and Nominating Committee. The members of Old Line Bancshares, Inc.’s and Old Line Bank’s Audit, Compensation and Nominating Committees are the same, and these committees typically hold joint meetings.
     Old Line Bancshares, Inc.’s policy requires that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of Old Line Bancshares, Inc.’s stockholders. All members of the Board of Directors of Old Line Bancshares, Inc. attended the 2007 annual meeting.
Audit Committee
     Old Line Bancshares, Inc.’s Audit Committee members are Craig E. Clark, Daniel W. Deming, John M. Suit, II, John D. Mitchell, Jr. and Suhas R. Shah. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC and the rules and regulations of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each committee member is able to read and understand fundamental financial statements, including Old Line Bancshares, Inc.’s consolidated balance sheet, income statement and cash flow statement. In addition, the Board of Directors has determined that Mr. Shah is an “audit committee financial expert” as the rules and regulations of the Securities and Exchange Commission define that term.
     The Audit Committee of Old Line Bancshares, Inc. and Old Line Bank held five meetings in 2007. The Audit Committee’s primary responsibilities are to assist the Board by monitoring (i) the integrity of the financial statements of Old Line Bancshares, Inc.; (ii) the independent auditors’ qualifications and independence; (iii) the performance of Old Line Bancshares, Inc.’s and its subsidiaries’ internal audit function and independent auditors; (iv) Old Line Bancshares Inc.’s system of internal controls; (v) Old Line Bancshares, Inc.’s financial reporting and system of disclosure controls; and (vi) Old Line Bancshares, Inc.’s compliance with legal and regulatory requirements.
     In addition, the Audit Committee was appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding Old Line Bancshares, Inc.’s accounting and auditing matters. Pursuant to procedures adopted by Old Line Bancshares, Inc., any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.
     The Audit Committee has a written charter, a copy of which is available in the shareholder relations section of Old Line Bank’s website at www.oldlinebank.com.
Nominating Committee
     Old Line Bancshares Inc.’s Nominating Committee members are Nancy L. Gasparovic, Craig E. Clark and Gregory S. Proctor, Jr. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC. The Nominating Committee has a written charter, a copy of which is available in the shareholder relations section of Old Line Bank’s website at www.oldlinebank.com. The Nominating Committee of Old Line Bancshares, Inc. held one meeting in 2007.
     The Nominating Committee determines whether the incumbent directors should stand for reelection to the Board of Directors and identifies and evaluates candidates for membership on the Board of Directors. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Nominating Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve. The Nominating Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.
     In identifying and evaluating candidates for membership on the Board of Directors, the Nominating Committee takes into account all factors it considers appropriate. These factors may include, ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skill, industry knowledge and experience, financial expertise, local or community ties and minimum individual qualifications, including high moral character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. However, the Committee retains the right to modify any or all of these factors from time to time. For additional information regarding the selection process, please refer to the Charter of the Nominating Committee of the Board of Directors of Old Line Bancshares, Inc.
     The Nominating Committee also evaluates candidates for nomination to the Board of Directors who are recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of Old Line Bancshares, Inc. at 1525 Pointer Ridge Place, Bowie, Maryland 20716. Submissions must include sufficient biographical information concerning the recommended individual, including age, five-year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships for the Nominating Committee to consider. A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date the Proxy Statement was released to stockholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.
     The Nominating Committee identifies potential candidates through various methods, including but not limited to, recommendations from existing directors, customers and employees. An officer of Old Line Bank recommended to the Nominating Committee that it consider John P. Davey as a potential new director in January 2008.
     The Nominating Committee evaluates nominees for directors recommended by security holders in the same manner in which it evaluates any nominees for directors. Minimum qualifications include high moral character, mature judgment, familiarity with Old Line Bancshares Inc.’s business and industry, independence of thought and ability to work collegially.

Compensation Committee
     Old Line Bancshares, Inc.’s Compensation Committee members are Charles A. Bongar, Craig E. Clark, James F. Dent and Gail D. Manuel. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the NASDAQ Stock Market LLC. The Compensation Committee of Old Line Bancshares, Inc. and Old Line Bank held three meetings in 2007.
     The Compensation Committee evaluates the performance of the President and Chief Executive Officer and makes recommendations to the Board of Directors regarding the President and Chief Executive Officer’s compensation. The Compensation Committee also reviews the current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites. Based on recommendations from the President and Chief Executive Officer, the Compensation Committee approves compensation provided to members of executive management, excluding the President and Chief Executive Officer. The President and Chief Executive Officer bases his recommendation primarily on the Company’s results as outlined in the Incentive Plan Model and Stock Option Model, as well as his own evaluation of the officer’s performance during the year. The Compensation Committee also evaluates and recommends to the Board of Directors fees for non-employee board members. The Compensation Committee has adopted a written charter, a copy of which is available in the shareholder relations section of Old Line Bank’s website at www.oldlinebank.com.
DIRECTOR COMPENSATION
     The following table discloses all fees and other payments to each director for the fiscal year ended December 31, 2007.

	Fees Earned
	or	Option
Name	Paid in Cash	Awards(2)	Total
Charles A. Bongar	$8,900	$3,078	$11,978
Craig E. Clark	30,000	3,078	33,078
James W. Cornelsen(1)	—	—	—
John P. Davey	—	—	—
Daniel W. Deming	9,400	3,078	12,478
James F. Dent	7,400	3,078	10,478
Nancy Gasparovic	7,000	3,078	10,078
Frank Lucente	15,000	3,078	18,078
Gail D. Manuel	8,700	3,078	11,778
John D. Mitchell	8,800	3,078	11,878
Gregory S. Proctor	7,400	3,078	10,478
Suhas Shah	7,200	3,078	10,278
John M. Suit, II	10,600	—	10,600

(1)	Mr. Cornelsen is an executive officer and is not compensated for his services as a director.

(2)	The aggregate number of options outstanding is disclosed in the Security Ownership of Management and Certain Security Holders table.
     For 2007, each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, received $400 for each attended meeting of the Board of Directors, and $200 for each attended meeting of the asset & liability committee, the loan/loan review committee, the real estate committee and the nominating committee. Each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, also received $300 for each attended meeting of the Compensation Committee and the Audit Committee. Each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, also received a $250 quarterly retainer. During 2007, the Chairman of the Board received an annual compensation of $30,000 and the Vice Chairman received an annual compensation of $15,000.

     It is anticipated that each non-employee Director of Old Line Bank will receive during 2008 the same cash compensation as received in 2007. We reserve the right to change these amounts during 2008.
     Old Line Bancshares, Inc. has paid no cash remuneration, direct or otherwise, to its directors since its incorporation. It is expected that unless and until Old Line Bancshares, Inc. becomes actively involved in additional businesses other than owning all the capital stock of Old Line Bank, no separate cash compensation will be paid to the directors of Old Line Bancshares, Inc. in addition to that paid to them by Old Line Bank in their capacities as directors of Old Line Bank. However, Old Line Bancshares, Inc. may determine in the future that such separate cash compensation is appropriate.
     In addition to cash compensation, since 1997, Old Line Bancshares, Inc. or Old Line Bank (prior to Old Line Bank’s reorganization into the holding company structure) has granted options in December of each year to its non-employee directors. Historically, each non-employee director was granted an option to purchase 900 shares. In 2007, Old Line Bancshares, Inc. granted 1,000 shares. All options were granted at fair market value, are exercisable immediately, and expire on the tenth anniversary of the grant date. Also, the options terminate (if not exercised) on the first anniversary of the termination of the director’s service on the Board of Directors.
     Old Line Bancshares, Inc. has not granted options to non-employee directors thus far in 2008.

EXECUTIVE COMPENSATION
     The following table sets forth the compensation paid by Old Line Bank to its Chief Executive officer and to any other executive officer who received total compensation in excess of $100,000 during 2007.
SUMMARY COMPENSATION TABLE

					Non-Qualified
				Non-Equity	Deferred	All
Name and Principal			Option	Incentive Plan	Compensation	Other
Position	Year	Salary	Awards (4)	Compensation(5)	Earnings	Compensation	Total
James W. Cornelsen	2006	$205,000	$29,078	$57,420	$0	$9,566	$301,064
President & CEO(1)	2007	220,000	54,734	0	46,262	10,262	331,258

Joseph E. Burnett Executive Vice	2006	142,000	12,989	23,803	0	6,991	185,783
President & CLO(2)	2007	152,000	21,640	0	37,364	9,831	220,835

Christine M. Rush Executive Vice	2006	135,500	12,249	22,707	0	6,761	177,217
President & CFO(3)	2007	145,000	20,590	0	15,809	8,644	190,043

(1)	Other compensation includes $8,235 and $9,000 in contributions to Old Line Bank’s 401(k) plan in 2006 and 2007 respectively; $563 and $532 in long-term disability insurance premiums paid on Mr. Cornelsen’s behalf in 2006 and 2007 respectively; and $768 and $730 in short-term disability insurance premiums paid on Mr. Cornelsen’s behalf in 2006 and 2007 respectively.

(2)	Other compensation includes $5,713 and $8,569 in contributions to Old Line Bank’s 401(k) retirement plan in 2006 and 2007 respectively; $510 and $532 in long-term disability premiums paid by Old Line Bank on Mr. Burnett’s behalf in 2006 and 2007 respectively; and $768 and $730 in short-term disability premiums paid by Old Line Bank on Mr. Burnett’s behalf in 2006 and 2007 respectively.

(3)	Other compensation includes $5,452 and $7,382 in contributions to Old Line Bank’s 401(k) retirement plan in 2006 and 2007 respectively; $545 and $532 in long-term disability insurance premiums paid by Old Line Bank on Ms. Rush’s behalf in 2006 and 2007 respectively; and $764 and $730 in short-term disability insurance premiums paid by Old Line Bank on Ms. Rush’s behalf in 2006 and 2007 respectively.

(4)	We estimated the weighted average fair value of the options granted at $2.92 using the Black-Scholes option pricing model as outlined in footnote 20 in Item 8 Financial Statements of our 10-K for the year ended December 31, 2007.

(5)	Paid in January 2007 based on 2006 performance under Old Line Bancshares’ Incentive Plan Model.
Employment Agreements
     Old Line Bank has entered into employment agreements with each of James W. Cornelsen, Joseph W. Burnett and Christine M. Rush.
     On March 31, 2003, Old Line Bank entered into a new employment agreement with Mr. Cornelsen (replacing a 1999 agreement) to serve as the President and Chief Executive Officer of Old Line Bank and Old Line Bancshares. This agreement provides for an initial term of five years and may be extended by the Board of Directors, in its sole discretion, for one additional year or such greater term as the Board of Directors deems appropriate. The Board of Directors has extended the term by one additional year in each December subsequent to execution of the agreement. Mr. Cornelsen’s employment agreement is currently set to expire in March 2013.
     Mr. Cornelsen’s agreement currently provides for a salary of $237,600 and Mr. Cornelsen may receive an annual bonus to be determined by the Board of Directors. In addition, Mr. Cornelsen is entitled to receive an annual grant of options to purchase at least 4,500 shares of common stock of Old Line Bancshares, Inc., assuming such options are available for grant under a stockholder approved stock option plan.

     The agreement terminates upon Mr. Cornelsen’s death or by mutual written agreement. In addition, Mr. Cornelsen may terminate the agreement within six months following (or in certain circumstances, in anticipation of) a “change in control,” as described below, or for good reason as described in the agreement. Old Line Bank may terminate the agreement for certain events constituting cause as described in the agreement. Either party may also terminate the agreement without cause or good reason or upon Mr. Cornelsen’s permanent disability provided that such party provides sixty days prior written notice to the other party.
     If Mr. Cornelsen terminates the agreement for good reason, or if Old Line Bank terminates Mr. Cornelsen’s employment without cause or because of permanent disability, Mr. Cornelsen will receive severance pay for the remaining term of the agreement in an amount equal to his average annual compensation over the prior five years. Mr. Cornelsen is not entitled to any severance pay under the agreement if he terminates the agreement without good reason or for permanent disability.
     If Mr. Cornelsen is terminated or terminates his employment in anticipation of or within six months following a change in control, he is entitled to a single payment equal to 2.99 times his average annual compensation over the prior five years, minus any other payments he receives that are contingent on the change in control. If the change in control payments were required to be paid in 2008, Mr. Cornelsen would receive approximately $599,555.
     Pursuant to the employment agreement, a “change in control” will occur if:
•	any person or persons acting in concert acquires, whether by purchase, assignment, transfer, pledge or otherwise (including as a result of a redemption of securities), then outstanding voting securities of Old Line Bancshares, Inc, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote 25% or more of any class of voting securities of Old Line Bancshares, Inc. or Old Line Bank, as the case may be;

•	within any twelve-month period (beginning on or after the effective date of the employment agreement) the persons who were directors of Old Line Bancshares, Inc. or Old Line Bank immediately before the beginning of such twelve-month period (the “Incumbent Directors”) cease to constitute at least a majority of such Board of Directors; provided that any director who was not a director as of the effective date of the employment agreement will be deemed to be an Incumbent Director if that director was elected to such Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors;

•	the stockholders of Old Line Bancshares, Inc. or Old Line Bank approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of Old Line Bancshares, Inc. or Old Line Bank immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities; or

•	all or substantially all of the assets of Old Line Bancshares, Inc. or Old Line Bank are sold, transferred or assigned to any third party.
     On March 31, 2003, Old Line Bank entered into employment agreements with Mr. Burnett and Ms. Rush to serve as Senior Vice Presidents of Old Line Bank. Each agreement has an initial term of two years and on each anniversary date of the agreement automatically extends for periods of one year unless Old Line Bank terminates the automatic renewal by giving written notice ninety days prior to the renewal date. Old Line Bank did not provide such a notice within 90 days of March 31, 2008.
     Mr. Burnett’s agreement currently provides for a salary of $164,100 and Ms. Rush’s agreement currently provides for a salary of $156,600. Each of these two officers may receive an annual discretionary bonus. In addition, these officers are each entitled to receive an annual grant of options to purchase at least 2,700 shares of common stock of Old Line Bancshares, Inc., assuming such options are available for grant under a stockholder approved stock option plan.
     Each agreement terminates upon the employee’s death or physical or mental incapacitation that has left the employee unable to perform his or her duties for a period of sixty consecutive days. In addition, the employee may terminate his or her agreement by giving Old Line Bank sixty days written notice. Old Line Bank may terminate each agreement for certain events constituting cause as described in the agreements. Each employee is entitled to receive the remaining balance of his or her unused vacation and personal leave at the termination of employment unless the employee is terminated for cause.

Other Executive Benefits
     Incentive Plan Model and Stock Option Model
     In 2005, our Board of Directors approved an Incentive Plan Model and a Stock Option Model for Messrs. Cornelsen and Burnett and Ms. Rush. The Incentive Plan Model and the Stock Option Model provided mechanisms under which the Compensation Committee could, in its discretion, authorize cash and equity compensation bonuses to the executive officers. To date, the Compensation Committee has not adopted new models and continues to use the model originally approved in 2005.
     The models provide the Compensation Committee with guidelines for determining discretionary bonuses. When granted, the cash bonus under the Incentive Plan Model is calculated by multiplying the named executive’s base salary by a percentage factor calculated based on our return on assets, return on equity and earnings per share at a threshold, target and stretch level. The options to be granted under the Stock Option Model depend on whether Old Line Bancshares, Inc. met the cumulative threshold, target and stretch levels for our return on assets, return on equity and earnings per share. If met, options with a value equal on the date of grant to a percentage of the executive’s base salary based on the Black-Scholes pricing model are issued to the executives.
     Under the Incentive Plan Model, at the target levels, Mr. Cornelsen would be eligible to receive a bonus equal to 25% of his base salary and Mr. Burnett and Ms. Rush would be eligible to receive a bonus equal to 20% of their base salaries. Under the Stock Option Model, at the target levels, the officers would be eligible to receive options with a value equal on the date of grant to 20% (for Mr. Cornelsen) or 15% (for Mr. Burnett and Ms. Rush) of base salary based on the Black-Scholes pricing model.
     The Compensation Committee designed the incentive structure to reward achievement based on Old Line Bancshares, Inc.’s return on assets, return on equity and earnings per share, and to discourage the achievement of one metric at the expense of the others. The Board of Directors and the Compensation Committee of the Board of Directors are authorized to adjust, modify or terminate the models, in full or in part, at any time in their sole discretion. The Stock Option Model does not affect the minimum number of options that the executives are entitled to receive as provided for in their employment agreements, subject to the terms of those agreements.
     On January 31, 2008, the Compensation Committee of the Board of Directors of Old Line Bancshares, Inc. and Old Line Bank, reviewed the financial performance of Old Line Bancshares, Inc. and Old Line Bank for the fiscal year ended December 31, 2007 in order to determine what, if any, cash bonus or incentive stock option bonus should be paid to the executive officers pursuant to the Incentive Plan Model and Stock Option Model. In making its review, the Compensation Committee reviewed Old Line Bancshares, Inc.’s actual financial performance.
     Based on this review, effective January 31, 2008, we issued incentive stock options to Mr. Cornelsen, Mr. Burnett and Ms. Rush as follows:

	Number
	of	Exercise
Name of Officer	Options	Price
James W. Cornelsen	18,200	$7.75
Joseph E. Burnett	9,800	7.75
Christine M. Rush	9,300	7.75
One-third of the option grant vested as of January 31, 2008, one-third of the option grant will vest on January 31, 2009 and one-third of the option grant will vest on January 31, 2010. The options were issued from our 2004 Equity Incentive Plan.
     Salary Continuation Agreements and Supplemental Life Insurance Agreements
     On January 3, 2006, Old Line Bank entered into Salary Continuation Agreements and Supplemental Life Insurance Agreements and started accruing for a related annual expense, with Mr. Cornelsen, Mr. Burnett and Ms. Rush.
     Under the Salary Continuation Agreements, and in accordance with the conditions specified therein, benefits accrue over time from the date of the agreement until the executive reaches the age of 65. Upon full vesting of the benefit, the executives will be paid the following annual amounts for 15 years: Mr. Cornelsen — $131,607; Mr. Burnett — $23,177; and Ms. Rush — $56,658. The agreements also provide for payments to the executives if their employment is terminated prior to age 65, including as a result of death or disability (as defined in the agreements). The agreements also provide for 100% vesting in the event of a separation from service (defined as the termination of the executive’s employment for any reason other than death or disability) following a change in control (as defined in the agreements). Change in control is defined in the agreements by reference to the definition in Section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder.
     The following charts show the annual amount of payments that would be made to the executives pursuant to the Salary Continuation Agreements:
James W. Cornelsen

		Early
Assumed		Termination	Disability	Change in	Pre-Retirement
Separation		Annual	Annual	Control Annual	Annual Death
Date	Age	Benefit(1)	Benefit(1)	Benefit(2)	Benefit
1/1/2008	53	19,396	19,396	75,399	131,607
1/1/2009	54	29,094	29,094	79,169	131,607
1/1/2010	55	38,793	38,793	83,128	131,607
1/1/2011	56	48,491	48,491	87,284	131,607
1/1/2012	57	58,189	58,189	91,648	131,607
1/1/2013	58	67,887	67,887	96,231	131,607
1/1/2014	59	77,585	77,585	101,042	131,607
1/1/2015	60	87,283	87,283	106,095	131,607
1/1/2016	61	96,982	96,982	111,399	131,607
1/1/2017	62	106,680	106,680	116,969	131,607
1/1/2018	63	116,378	116,378	122,818	131,607
1/1/2019	64	126,076	126,076	128,959	131,607
6/23/2019 (3)	65	131,607	131,607	131,607	131,607

Joseph E. Burnett

		Early
Assumed		Termination	Disability	Change in	Pre-Retirement
Separation		Annual	Annual	Control Annual	Annual Death
Date	Age	Benefit(1)	Benefit(1)	Benefit(2)	Benefit
1/1/2008	62	9,223	9,223	20,103	23,177
1/1/2009	63	13,834	13,834	21,108	23,177
1/1/2010	64	18,446	18,446	22,163	23,177
1/1/2011(3)	65	23,177	23,177	23,177	23,177
Christine M. Rush

		Early
Assumed		Termination	Disability	Change in	Pre-Retirement
Separation		Annual	Annual	Control Annual	Annual Death
Date	Age	Benefit(1)	Benefit(1)	Benefit(2)	Benefit
1/1/2008	51	7,392	7,392	29,804	56,658
1/1/2009	52	11,088	11,088	31,294	56,658
1/1/2010	53	14,784	14,784	32,858	56,658
1/1/2011	54	18,480	18,480	34,501	56,658
1/1/2012	55	22,176	22,176	36,226	56,658
1/1/2013	56	25,872	25,872	38,038	56,658
1/1/2014	57	29,568	29,568	39,940	56,658
1/1/2015	58	33,264	33,264	41,937	56,658
1/1/2016	59	36,960	36,960	44,033	56,658
1/1/2017	60	40,656	40,656	46,235	56,658
1/1/2018	61	44,352	44,352	48,547	56,658
1/1/2019	62	48,048	48,048	50,974	56,658
1/1/2020	63	51,744	51,744	53,523	56,658
1/1/2021	64	55,440	55,440	56,199	56,658
3/6/2021(3)	65	56,658	56,658	56,658	56,658

(1)	Payments are made in 180 equal monthly installments commencing within 60 days following normal retirement age.

(2)	Payments are made in 180 equal monthly installments commencing at separation of service.

(3)	This is the date the Executive reaches normal retirement age.
     Under the Supplemental Life Insurance Agreements, Old Line Bank is obligated to cause the payment of death benefits to the executives’ designated beneficiaries in the following amounts: Mr. Cornelsen— $874,101; Mr. Burnett — $557,232 and Ms. Rush — $812,618.

     The following table discloses information about unexercised options and equity incentive plan awards outstanding as of the end of the Company’s last fiscal year. Note: No equity incentive plan awards were issued to the Executive Officers during 2006.
OUTSTANDING EQUITY AWARDS
AT FISCAL YEAR-END
DECEMBER 31, 2007
Option Awards

		Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised
	Unexercised	Options:	Option Exercise	Option
	Options: Exercisable	Unexercisable(1)	Price	Expiration Date
James W. Corneslen	5,000	10,000	10.4800	01/25/2017
	19,700	—	10.4400	12/31/2015
	10,800	—	9.8250	12/31/2014
	4,500	—	9.5833	12/31/2013
	4,500	—	4.9444	12/31/2012
	4,500	—	4.3889	12/21/2011
	4,500	—	3.6000	12/31/2010

Total	53,500	10,000

Joseph E. Burnett	1,733	3,467	10.4800	01/25/2017
	8,800	—	10.4400	12/31/2015
	3,960	—	9.8250	12/31/2014
	2,700	—	9.5833	12/31/2013

Total	17,193	3,467

Christine M. Rush	1,667	3,333	10.4800	01/25/2017
	8,300	—	10.4400	12/31/2015
	3,960	—	9.8250	12/31/2014
	2,700	—	9.5833	12/31/2013

Total	16,627	3,333

(1)	1/2 of these options became exercisable on January 25, 2008 and 1/2 become exercisable on January 25, 2009.

The following table shows the number of shares received and value realized by each named executive officer upon the exercise of options during the last fiscal year:
OPTION EXERCISES AND STOCK VESTED
Option Awards

	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise
James W. Cornelsen(1)	3,600	$10,008

(1)	Mr. Cornelsen exercised his option to purchase 3,600 shares of common stock at an exercise price of $4.72 in 2007.
Information Regarding Executive Officers Who are Not Directors and Key Employees
     Executive Officers
     Joseph E. Burnett, 62, joined Old Line Bank as a Senior Vice President and Chief Lending Officer in August 2001 and was promoted to Executive Vice President in May 2006. He is also an Executive Vice President of Old Line Bancshares, Inc. He has over 40 years of banking experience in the Washington, D.C. metropolitan area specializing in commercial transactions. Prior to joining Old Line Bank, Mr. Burnett was a Senior Vice President in Commercial Lending at Farmers Bank for two years (1999-2001) and at Suburban Bank for twelve years (1987-1999). Mr. Burnett resides in Dunkirk, Maryland. One of our commercial lenders, Ms. Sandi Burnett, is the sister in law of Mr. Burnett.
     Christine M. Rush, 52, joined Old Line Bank in 1998. She is an Executive Vice President, the Chief Financial Officer, the Chief Credit Officer and the Secretary of Old Line Bank. She is also an Executive Vice President, Chief Financial Officer and the Secretary of Old Line Bancshares, Inc. Prior to joining Old Line Bank, Ms. Rush was a Vice President in Commercial Lending and Cash Management at Signet Bank. She has over 28 years banking and financial management experience. Ms. Rush resides in LaPlata, Maryland.
     Key Employees
     Jeffrey Franklin, 42, Senior Vice President of Old Line Bank, has been in charge of branch operations of Old Line Bank since March 2002. Prior to joining Old Line Bank, he was a Vice President at The Columbia Bank where he was responsible for various aspects of branch operations for six years. Prior to his tenure at The Columbia Bank, he held various positions at First Virginia Bank. Mr. Franklin has over 15 years of banking experience. He resides in Crofton, Maryland.
     Erin G. Lyddane, 34, Treasurer and Senior Vice President of Old Line Bank, has been responsible for the daily operations of the bank and financial reporting since February 2000. She has worked in various positions at the bank, including Vice President, Assistant Vice President, Branch Manager, Assistant Treasurer and Cashier. She joined Old Line Bank in 1992. She resides in LaPlata, Maryland.
     Sandi F. Burnett, 50, Senior Vice President of Old Line Bank, has been the team leader for the College Park loan production office since August 2005. Prior to joining Old Line Bank, she was employed by BB&T, a major south-eastern regional bank, most recently as a City Executive, Senior Vice President. In this capacity, she was responsible for supervising the overall team management, portfolio quality and growth within suburban Maryland, principally Prince George’s County. Prior to this position, she was employed by Commerce Bank, a local bank that merged into BB&T in 1999. She started with Commerce Bank in 1994. Ms. Burnett is a career banker with over 26 years of commercial banking experience. She resides in Lothian, Maryland. Ms. Burnett is the sister in law of Joseph W. Burnett.

     The officers of Old Line Bancshares, Inc. and Old Line Bank are elected annually by the respective Boards of Directors following the annual meeting of stockholders and serve for terms of one year or until their successors are duly elected and qualified except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. See “Executive Compensation — Employment Agreements.”
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     The federal securities laws require that Old Line Bancshares, Inc.’s directors and executive officers and persons holding more than ten percent of its outstanding shares of common stock are required to report their ownership and changes in such ownership to the Securities and Exchange Commission and Old Line Bancshares, Inc. Based solely on its review of the copies of such reports, Old Line Bancshares, Inc. believes that, for the year ended December 31, 2007, all Section 16(a) filing requirements applicable to Old Line Bancshares, Inc.’s officers, directors and greater than ten percent shareholders were complied with on a timely basis.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Old Line Bank has had in the past, and expects to have in the future, banking transactions with directors and executive officers and the business and professional organizations in which they are associated in the ordinary course of business. Any loans and loan commitments are made in accordance with all applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to unrelated persons. In the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features. Directors or officers with any personal interest in any loan application are excluded from considering any such loan application. The aggregate amount of loans outstanding to Old Line Bank’s directors, executive officers and their affiliates at December 31, 2007 was approximately $4.3 million, and at December 31, 2006 it was approximately $4.8 million.
     Old Line Bank has entered into various transactions with firms in which owners are also members of the Board of Directors. Fees charged for these services are at similar rates charged by unrelated parties for similar work. We paid to these parties a total of $110 and $13,951 during the years ended December 31, 2007 and 2006, respectively.
     Old Line Bancshares, Inc. has a 50% or $805,971 investment in Pointer Ridge. Frank Lucente, a director of Old Line Bancshares, Inc. and Old Line Bank, controls 25% percent of Pointer Ridge. In 2007, Old Line Bank paid Pointer Ridge $496,272 in lease payments and $24,005 for leasehold improvements. In 2006, Old Line Bank paid Pointer Ridge $272,070 in lease payments and $253,761 for leasehold improvements.
PROPOSAL II
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors has ratified and confirmed the Audit Committee’s selection of Rowles & Company, LLP as Old Line Bancshares, Inc.’s independent public accountants for 2008, subject to ratification by the stockholders. Rowles & Company, LLP has served as Old Line Bank’s independent public accountants since 1995 and the Audit Committee and management consider Rowles & Company, LLP to be well qualified. They have issued no qualified opinions during such engagement.
     A representative of Rowles & Company, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.
     Approval of this proposal requires a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote for this proposal.
     The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Rowles & Company, LLP as independent public accountants for 2008.

AUDIT COMMITTEE REPORT
     The Audit Committee has (1) reviewed and discussed Old Line Bancshares, Inc.’s audited financial statements with Old Line Bancshares, Inc.’s management and representatives of Rowles & Company, LLP, the independent auditors; (2) discussed with Rowles & Company, LLP all matters required to be discussed by SAS No. 61, as modified or supplemented; and (3) has received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with Rowles & Company, LLP the independence of Rowles & Company, LLP. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007 be included in Old Line Bancshares, Inc.’s Annual Report on Form 10-K for the last fiscal year.

Audit Committee:

By:	Suhas R. Shah, CPA, Chairman
Craig. E. Clark
Daniel W. Deming
John D. Mitchell, Jr.
John M. Suit, II
Audit and Non-Audit Fees
     The following table presents fees for professional audit services rendered by Rowles & Company, LLP for the audit of Old Line Bancshares, Inc.’s annual consolidated financial statements for the years ended December 31, 2007 and December 31, 2006 and fees billed for other services rendered by Rowles & Company, LLP during those periods.

	Year Ended
	December 31,
	2007	2006
Audit Fees(1)	$41,600	$40,100
Tax Fees(2)	5,000	5,758
All Other Fees(3)	263	2,440

Total	$46,863	$48,298

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Old Line Bancshares, Inc.’s consolidated (or Old Line Bank’s) annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Rowles & Company, LLP in connection with statutory and regulatory filings or engagements.

(2)	Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.

(3)	All Other Fees in 2006 are for discussions regarding the consolidation of Pointer Ridge Office Investment, LLC under FIN 46. In 2007 they are related to the review of Press Releases.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
     Old Line Bancshares, Inc.’s audit committee approves the engagement before Old Line Bancshares, Inc. or Old Line Bank engages the independent auditor to render any audit or non-audit services.

SHAREHOLDER COMMUNICATIONS
     If you would like to contact Old Line Bancshares, Inc.’s Board of Directors, including a committee of the Board of Directors, you can send an email to Crush@oldlinebank.com, or write to the following address:
Board of Directors
c/o Corporate Secretary
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716
     The Secretary will compile all communications and submit them to the Board of Directors or the individual Directors on a periodic basis.
SHAREHOLDER PROPOSALS
     In order to be included in the proxy materials for Old Line Bancshares, Inc.’s 2009 Annual Meeting, shareholder proposals submitted to Old Line Bancshares, Inc. in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at Old Line Bancshares, Inc.’s executive offices on or before December 18, 2008. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of Old Line Bancshares, Inc. by Certified Mail—Return Receipt Requested.
     Pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended, Old Line Bancshares’ stockholders are notified that the deadline for providing us with timely notice of any stockholder proposal to be submitted outside of the Rule 14a-8 process for consideration at the 2009 Annual Meeting will be March 3, 2009. As to all such matters which we do not have notice on or prior to that date, discretionary authority to vote on such proposal will be granted to the persons designated in Old Line Bancshares’ proxy related to the 2009 Annual Meeting.
     In addition to any other applicable requirements, for nominations for election to the board of directors outside of the procedures established in the charter of the Nominating Committee of Old Line Bancshares, Inc. and even if the proposal is not to be included in the Proxy Statement, pursuant to Old Line Bancshares, Inc.’s Bylaws, the shareholder must give notice in writing to the President of Old Line Bancshares, Inc. not less than 14 days nor more than 50 days prior to the date of the meeting called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to stockholders, such nomination must be mailed or delivered to the President not later than the close of business on the fifth business day following the date on which the notice was mailed. For the 2008 Annual Meeting, the President of Old Line Bancshares has to receive the notice between April 9, 2008 and May 15, 2008.
     The notice must contain (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the names of any associate or affiliate (as those terms are defined under the Securities Exchange Act of 1934, as amended) of each proposed nominee which own shares of capital stock of Old Line Bancshares, Inc. or are beneficial owners of options or parties to agreements in respect to the capital stock of Old Line Bancshares, Inc.; (iv) the total number of shares of capital stock of Old Line Bancshares, Inc. that will be voted for each proposed nominee; (v) the name and residence address of the notifying stockholder and (vi) the number of shares of capital stock of Old Line Bancshares, Inc. owned by the notifying stockholder and each proposed nominee. A full description of these notice requirements can be found in Article I, Section 7 of Old Line Bancshares, Inc.’s Amended and Restated Bylaws.

ANNUAL REPORT
     The Old Line Bancshares, Inc.’s annual report on Form 10-K for the year 2007 is being mailed with this proxy statement. Copies of the report will also be available at the Annual Meeting on May 29, 2008.
     A COPY OF OLD LINE BANCSHARES, INC.’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2007, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED BY MANAGEMENT TO ANY BENEFICIAL OWNER OF ITS SECURITIES WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. REQUESTS IN WRITING SHOULD BE DIRECTED TO OLD LINE BANCSHARES, INC. C/O CORPORATE SECRETARY, 1525 POINTER RIDGE PLACE, BOWIE, MARYLAND 20716. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 7, 2008, THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING.
OTHER BUSINESS
     The management of the Old Line Bancshares, Inc. does not intend to present any other matters for action at the Annual Meeting, and the Board of Directors has not been informed that other persons intend to present any matters for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with their judgment of the best interests of Old Line Bancshares, Inc.

By order of the Board of Directors
/s/ Craig E. Clark
April 17, 2008	Craig E. Clark, Chairman of the Board

REVOCABLE PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OLD LINE BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS ON MAY 29, 2008
     KNOW ALL MEN BY THESE PRESENT, that the undersigned stockholder of Old Line Bancshares, Inc. (the “Company”) hereby appoints Mr. Charles Bongar and Ms. Nancy Gasparovic and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 29, 2008, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting. Any and all proxies heretofore given are hereby revoked. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR AND “FOR” EACH OF THE PROPOSALS DESCRIBED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
OLD LINE BANCSHARES, INC.
May 29, 2008
Please date, sign and mail
Your proxy card in the envelope provided as soon
As possible
Please detach along perforated line and mail in the envelope provided.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF ROWLES & COMPANY, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2008.

1.	Proposal 1 - Election of Directors

For Term to Expire 2011:
☐ FOR all nominees listed below

☐ WITHHOLD authority to vote for all nominees listed below

☐ FOR, except vote withheld from the following nominees:

NOMINEES: Craig E. Clark, Gail D. Manuel, Gregory S. Proctor, Jr. and Suhas R. Shah

For Term to Expire 2010:
☐ FOR the nominee listed below

☐ WITHHOLD authority to vote for the nominee listed below

NOMINEE: John P. Davey

2.	Proposal 2 – To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN
This proxy may be revoked at any time prior to its exercise by written notice to the Company, by executing a proxy bearing a later date or by attending the meeting and voting in person.
Please vote, date and sign this proxy and return it promptly in the enclosed postage prepaid envelope. Prompt return of your proxy will assure that your vote will be counted if you are unable to attend the annual meeting, but will not prevent you from voting in person.
If you plan to attend the meeting, please so indicate by checking the box so that we may make appropriate arrangements for the meeting. ☐
(Please sign as name(s) appears on the attached label. If shares are held jointly, each holder should sign. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. A partnership should sign in the partnership name by a partner. Executors, administrators, guardians and attorneys are requested to indicate the capacity in which they are signing. Attorneys should submit powers of attorney.)
Date                     , 2008

Signature	Signature